Camber Energy, Inc. 8-K

Exhibit 10.2

AMENDMENT TO STOCK PURCHASE AGREEMENT

This Amendment to Stock Purchase Agreement (“Amendment”) is made and entered into on June 22, 2020 (“Amendment Date”), by and between Camber Energy, Inc., a Nevada corporation (“Company”), and the investor whose name appears below (“Investor”).

Recitals

A.       Company and Investor and its predecessor in interest previously entered into Stock Purchase Agreements (collectively, “Agreements”) pursuant to which Investor currently holds 2,566 shares of Series C Redeemable Convertible Preferred Stock (“Preferred”) convertible into shares of Common Stock of Company (“Common Stock”) pursuant to a Certificate of Designations of Preferences, Powers, Rights and Limitations of Series C Redeemable Convertible Preferred Stock filed by the Company with the Secretary of State of Nevada (as amended to date, “Certificate”), which constitutes all shares of Preferred currently outstanding.

B.       Investor has at all times fully and completely complied with all of its obligations under the Agreements and the Certificate, and all Delivery Notices and calculations provided to Company by Investor were and are fully correct and accurate in all respects.

C.        As an accommodation to Company and in order to help facilitate implementation of Company’s business plan, Investor is willing to amend one of the Agreements in accordance with the terms hereof.

D.       Certain capitalized terms used herein, but not otherwise defined herein, have the meanings given to such terms in the Agreements and/or the Certificate.

Agreement

In consideration of the premises, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Company and Investor agree as follows:

1.       Amendment. Section IV.O, Repurchase Obligation, of the February 3, 2020 Agreement is hereby deleted in its entirety.

2.       No Non-Public Information. Within one (1) business day of the Company’s entry into this Agreement, the Company will publicly disclose the material terms of this Agreement and all information that Company has been provided to Investor that constitutes or might constitute material, non-public information. Notwithstanding any other provision, except with respect to information that will be, and only to the extent that it actually is, timely publicly disclosed by Company pursuant to the foregoing sentence, neither Company nor any other Person acting on its behalf has provided or will provide Investor or its representatives, agents or attorneys with any information that constitutes or might constitute material, non-public information. Company understands and confirms that Investor will rely on the foregoing representations and covenants in effecting transactions in securities of Company.

3.       Acknowledgement. Company hereby acknowledges and agrees that Investor has at all times fully and completely complied with all of its obligations under the Agreements, the Certificate and all other Transaction Documents between Company and Investor, and that all Delivery Notices and calculations provided by Investor to Company were and are fully correct and accurate in all respects. Company hereby absolutely, unconditionally and irrevocably waives and releases any right or ability to challenge or contest any calculation previously delivered to Company or any provision of any Transaction Document.

4.       Further Assurances. Each party will take all further actions and execute all further documents as may be reasonably necessary to implement the provisions and carry out the intent of this Amendment fully and effectively.

5.       Ratification. Except as expressly provided herein, the Agreements, which are incorporated by reference as though set forth in full herein, and Certificate are hereby ratified and affirmed in all respects, and remain in full force and effect. Except as expressly provided herein, the execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Investor, constitute a waiver of any provision of any of the Agreements, Certificate or any Transaction Document or serve to effect a novation of the obligations under the Agreements, Certificate or any Transaction Document. Except as expressly provided herein, the Certificate and all Transaction Documents between Company and Investor shall continue in full force and effect and nothing herein shall act as a waiver of any of the Investor’s rights under any of the foregoing.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories on the Amendment Date.

Company:

CAMBER ENERGY, INC.

By:
Name:
Title:

Investor:

Investor Name

By:
Name:
Title: